EXHIBIT 15.1
August 9, 2017
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:
We are aware that our report dated August 9, 2017 on our review of interim financial information of Tenneco, Inc. (The Company) for the three and six month periods ended June 30, 2017 and 2016 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2017 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-17485, 333-41535, 333-33934, 333-101973, 333-113705, 333-142475, 333-159358 and 333-192928) and on Form S-3 (No. 333-200663).

Very truly yours,
/s/PricewaterhouseCoopers LLP
Milwaukee, Wisconsin